Exhibit 4.1

EXECUTION VERSION

HURON CONSULTING GROUP INC.

AS ISSUER

1.25% CONVERTIBLE SENIOR NOTES DUE 2019

INDENTURE

DATED AS OF SEPTEMBER 10, 2014

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

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		Page

Section 13.10	Table of Contents; Headings	75
Section 13.11	Force Majeure	75
Section 13.12	Submission to Jurisdiction	75
Section 13.13	Legal Holidays	75
Section 13.14	No Security Interest Created	75
Section 13.15	Benefits of Indenture	75
Section 13.16	USA PATRIOT Act	76
Section 13.17	Withholding	76

Exhibit A	Form of Note
Exhibit B	Restricted Stock Legend

INDENTURE dated as of September 10, 2014 between Huron Consulting Group Inc., a Delaware corporation, as issuer (“Company”), and U.S. Bank National Association, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 1.25% Convertible Senior Notes due 2019:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Interest” means all amounts that may be payable pursuant to Section 4.02(b) and Section 6.01(c), as applicable.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer, transaction or other action involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer, transaction or other action as in effect from time to time.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificated Notes” means Notes that are in registered definitive form.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of the common stock of the Company, par value $0.01 per share, existing on the date hereof, subject to Section 10.06 hereof.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Conversion Price” means, at any time, $1,000 divided by the then applicable Conversion Rate.

“Corporate Trust Office” means the office of the Trustee within the continental United States at which at any particular time its corporate trust business is administered, which office as of the date of this instrument is located at 190 S. LaSalle Street, 10th Floor, Chicago, Illinois 60603, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“Daily Conversion Value” means, for each of the 50 consecutive Trading Days during the applicable Observation Period, 1/50th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the applicable Specified Dollar Amount (if any), divided by 50.

“Daily Settlement Amount” means, for each of the 50 consecutive VWAP Trading Days in the relevant Observation Period:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b) if such Daily Conversion Value exceeds such Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and Such Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 50 consecutive VWAP Trading Days in the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HURN <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by the Company for this purpose). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” mean The Depository Trust Company, a New York corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Ex-Dividend Date” means, the first date upon which shares of Common Stock trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Freely Tradable” means, with respect to the Notes or any shares of Common Stock issuable upon the conversion of the Notes, that such Notes or shares of Common Stock, as the case may be, (i) are eligible to be offered, sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise by a Person that is not an Affiliate of the Company without any volume, notice or manner of sale restrictions and (ii) on and after the Scheduled Free Trade Date, (a) do not bear a Restricted Securities Legend and (b) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the Depositary.

“Fundamental Change” means an event that shall be deemed to have occurred at the time after the date hereof when any of the following occurs:

(a) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of the Common Stock) pursuant to which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, cash, securities or other property; (B) any share exchange, consolidation, merger or similar event involving the Company pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries; provided, however, that any transaction described in clause (B) above where the holders of all classes of the Company’s Voting Stock immediately prior to such transaction own, directly or indirectly, more than 50% of the Voting Stock of the continuing or surviving Person or the parent thereof immediately after such transaction and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a Fundamental Change under this clause (b);

(c) the holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(d) the Common Stock (or other Reference Property into which the Notes are convertible) ceases to be listed or admitted for trading on any Permitted Exchange.

Notwithstanding the foregoing, a transaction or series of transactions as set forth in clause (a) or clause (b) above shall not constitute a “Fundamental Change” if at least 90% of the consideration received or to be received by the holders of the Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights) in connection with such transaction or transactions consists of shares of Common Stock traded on a Permitted Exchange, and as a result of such transaction or transactions, such consideration will constitute Reference Property for the Notes pursuant to Section 10.06.

For the purposes of this definition of Fundamental Change, any transaction or event that constitutes a Fundamental Change under both clause (a) and clause (b) above will be deemed to constitute a Fundamental Change solely under clause (b) of this definition of Fundamental Change.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company from time to time, consistently applied.

“Global Note” means a permanent Global Note that is in the form of the Note attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.

“Global Securities Legend” means a legend set forth in Exhibit A.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Initial Purchasers” means the several initial purchasers named in Schedule A of the Purchase Agreement.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price, or, if more than one in either case, the average of the average last bid prices and the average last ask prices, as applicable) on such date as reported in composite transactions for the Relevant Stock Exchange, without regard to after-hours or extended market trading. If the Common Stock is not listed for trading on any securities exchange or market on such date, the “Last Reported Sale Price” of the Common Stock will equal the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such date, the “Last Reported Sale Price” will be the average of the mid-point of the last bid prices and last ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any Fundamental Change (as defined herein, but without regard to the proviso in clause (b) of such definition but subject to the paragraph immediately following clause (d) of such definition).

“Maturity Date” means October 1, 2019.

“Notes” means any of the Company’s 1.25% Convertible Senior Notes due 2019 issued under this Indenture.

“Observation Period” means, with respect to any converted Note, (i) if the Conversion Date for such Note occurs prior to the 55th Scheduled Trading Day immediately preceding the Maturity Date, the 50 consecutive VWAP Trading Day period beginning, on and including, the second Scheduled Trading Day after such Conversion Date; and (ii) if the Conversion Date for such Note occurs on or after the 55th Scheduled Trading Day immediately preceding the Maturity Date, the 50 consecutive VWAP Trading Day period beginning on, and including, the 52nd Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to any Person, the Chairman of the Board (if an executive officer), the Chief Executive Officer, the General Counsel, the President, any Executive Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officer’s Certificate”, when used with respect to the Company, means a written certificate (i) containing the information specified in Sections 13.02 and 13.03, signed in the name of the Company by any Officer, and delivered to the Trustee; or (ii) if given pursuant to Section 4.03 or Section 6.01(b), signed by any Officer of the Company, which certificate need not contain the information specified in Sections 13.02 and 13.03; provided, however, that an Officer’s Certificate given pursuant to Section 4.03 shall be signed by the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.02 and 13.03, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Option” means the option of the Initial Purchasers, pursuant to Section 2(b) of the Purchase Agreement, to purchase up to $25,000,000 aggregate principal amount of additional Notes from the Company.

“Original Issuance Date” means (i) with respect to Notes issued pursuant to the Purchase Agreement (or any Notes issued in exchange therefor or in substitution thereof), the last issue date of the original issuance of such Notes (including, for the avoidance of doubt, any additional Notes issued pursuant to any exercise by the Initial Purchasers of the Option); and (ii) with respect to any other Notes, the last issue date of the original issuance thereof as similarly determined.

“Permitted Exchange” means the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Preliminary Offering Memorandum” means the preliminary offering memorandum of the Company, dated September 3, 2014, for the initial offering and sale of the Notes.

“Purchase Agreement” means that certain purchase agreement, dated as of September 4, 2014, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, for themselves and as representatives of the Initial Purchasers, and the Company.

“Relevant Stock Exchange” means the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, the principal other market on which the Common Stock is then traded.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B, or any other substantially similar legend indicating the restricted status of any shares of Common Stock issued upon conversion of the Notes under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Free Trade Date” means the one year anniversary of the Original Issuance Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not listed or admitted for trading on any exchange or market, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Method” means Physical Settlement, Cash Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion (excluding cash in lieu of any fractional share of Common Stock) as specified in the notice specifying the Company’s chosen Settlement Method or as otherwise deemed to have been specified by the Company.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended on or before the date hereof, provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (a) trading in the Common Stock generally occurs on the Relevant Stock Exchange and (b) a Last Reported Sale Price for the Common Stock is available. If the Common Stock is not listed or traded on any exchange or other market, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of the Notes on any Trading Day means the average (per $1,000 principal amount of Notes) of the secondary market bid quotations obtained by the Company for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Company but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, that one bid shall be used. If the Company cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from an independent nationally recognized securities dealer on any Trading Day, then the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than 98% of the Intrinsic Value of the Notes on such Trading Day. If the Company does not obtain bids when required under Section 10.01(b)(ii) or the Company fails to determine the Trading Price on any Trading Day, then the Trading Price per $1,000 principal amount of the Notes on such Trading Day will be deemed to be less than 98% of the Intrinsic Value of the Notes on such Trading Day.

“Trust Officer” means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) located at the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, and for the purposes of Section 7.01(c)(ii) and the proviso in Section 7.05 shall also include any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP Market Disruption Event” means (i) the Relevant Stock Exchange fails to open for trading or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange. If the Common Stock (or any other security for which a Daily VWAP must be determined) is not so listed or traded, “VWAP Trading Day” means a Business Day.

Section 1.02 Other Definitions.

Term Section:	Defined in Section:
“Act”	1.04
“Additional Shares”	10.07(a)

Term Section:	Defined in Section:
“Cash Merger”	10.07(e)
“Cash Settlement”	10.03(a)
“Combination Settlement”	10.03(a)
“Company’s Filing Obligations”	6.01(c)
“Conversion Agent”	2.04
“Conversion Date”	10.02(b)
“Conversion Obligation”	10.01(a)
“Conversion Rate”	10.01(a)
“Conversion Right Change Event”	10.06(a)
“Conversion Settlement Consideration”	10.03(b)
“Conversion Trigger Corporate Event”	10.01(b)(iv)
“Conversion Trigger Corporate Event Notice”	10.01(b)(iv)
“Defaulted Interest”	11.02
“Depositary”	2.02(a)
“Distributed Property”	10.05(c)(i)
“Effective Date”	10.05(a)
“Event of Default”	6.01(a)
“Expiration Date”	10.05(e)
“Expiration Time”	10.05(e)
“Fundamental Change Notice”	3.02
“Fundamental Change Notice Date”	3.02
“Fundamental Change Repurchase Date”	3.01
“Fundamental Change Repurchase Notice”	3.03(a)
“Fundamental Change Repurchase Price”	3.01
“Interest Payment Date”	11.01
“Intrinsic Value”	10.01(b)(ii)
“Make-Whole Fundamental Change Effective Date”	10.07(a)
“Maximum Conversion Rate”	10.07(d)
“Measurement Period”	10.01(b)(ii)
“Notice of Conversion”	10.02(a)
“Paying Agent”	2.04
“Physical Settlement”	10.03(a)
“Record Date”	11.01
“Reference Property”	10.06(a)
“Reference Property Unit”	10.06(a)
“Register”	2.04
“Registrar”	2.04
“Resale Restriction Termination Date”	2.06(e)(ii)
“Restricted Notes”	2.06(e)(i)
“Sale Price Condition”	10.01(b)(i)
“Special Record Date”	11.02(a)
“Spin-Off”	10.05(c)(ii)
“Stock Price”	10.07(b)
“Successor Company”	5.01(a)

Term Section:	Defined in Section:
“Temporary Notes”	2.09
“Trading Price Condition”	10.01(b)(ii)
“Trigger Event”	10.05(c)
“Valuation Period”	10.05(c)(ii)

Section 1.03 Rules of Construction.

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”;

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f) unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture;

(g) words in the singular include the plural, and words in the plural include the singular;

(h) all references to $, dollars, cash payments or money refer to United States currency; and

(i) unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Sections 4.02 or 6.01, as applicable.

Section 1.04 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Company, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04. Notwithstanding anything herein to the contrary, evidence of consents, waivers, demands or other actions with respect to a Global Note shall be sufficient if done in accordance with Applicable Procedures.

(i) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(ii) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(iii) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II.

THE NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “1.25% Convertible Senior Notes due 2019.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $225,000,000, subject to Section 2.15 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder. Upon delivery to the Trustee of a Company Order stating that the Initial Purchasers have exercised the Option to purchase a specified principal amount of additional Notes, and upon the Company’s compliance with the other applicable requirements set forth in Section 2.15, there shall be issued and authenticated, under this Indenture, such specified principal amount of additional Notes.

Section 2.02 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall have the same terms and be considered part of the same class of securities for all purposes. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a) Initial Notes. The Notes initially shall be issued in the form of one Global Note that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes in General. Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with the terms hereof and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Repurchase Price on the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(c) Book-Entry Provisions. This Section 2.02(c) shall apply only to Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with Section 2.03, authenticate and deliver Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions.

(d) Legends. Each Global Note shall bear the Global Securities Legend set forth in Exhibit A unless otherwise directed by the Company.

Section 2.03 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple in excess thereof.

The Trustee may appoint authenticating agents. The Trustee may at any time after the date hereof appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07 hereof. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.04 Registrar, Paying Agent and Conversion Agent. The Company shall maintain within the continental United States an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any such additional paying agents. The term Conversion Agent includes any such additional conversion agents.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-Registrar not a party to this Indenture, which (i) shall implement the provisions of this Indenture relating to such agent and (ii) in the case of the

Paying Agent, shall include the provisions set forth in Section 4.05. The Company shall promptly notify the Trustee of the name and address of any such agent, and of any change therein. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, any presentations and surrenders required to be made by, or at the office of, any such agent may be made or served at the Corporate Trust Office or in accordance with Section 13.01; provided that the Trustee shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company may act as Paying Agent, Registrar, Conversion Agent or co-Registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts; provided that the Paying Agent, Conversion Agent and Registrar must be located within the continental United States.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06 Transfer and Exchange.

(a) Subject to Section 2.11 hereof and the other provisions of this Section 2.06, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Registrar or co-Registrar pursuant to Section 2.04, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.04 regarding the designated transferee or transferees in the Register. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co- Registrar or the Paying Agent for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for registration of transfer or exchange.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note (x) surrendered for conversion or (y) in respect of which a Fundamental Change Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of a Note to be converted or purchased in part by the Company, the portion of such Note not to be so converted or purchased).

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e) Transfer Restrictions.

(i) Every Note that bears or is required under this Section 2.06(e) to bear the Restricted Securities Legend (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. If a request is made to remove the Restricted Securities Legend from any Restricted Note prior to the Resale Restriction Termination Date, the legend shall not be removed unless there is delivered to the Company and the Registrar such certificates, legal opinions and other information as they may reasonably require confirming that such Notes, upon such transfer, will not be “restricted” within the meaning of Rule 144. In such a case, upon (1) provision of such certificates, legal opinions and/or other information, or (2) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(ii) Except as provided elsewhere in this Indenture, until the later of (x) the date that is one year after the Original Issuance Date or such shorter period of time as permitted by Rule 144 or any successor provision thereto and (y) such other date as may be required by applicable law (such date the “Resale Restriction Termination Date”), any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless (I) such Notes have been transferred (1) under a registration statement that has become effective under the Securities Act, or (2) in accordance with Rule 144, or (II) such requirement is waived by the Company. The Company shall notify the Trustee of any Resale Restriction Termination Date. From and after the Resale Restriction Termination Date, the restrictions specified in the Restricted Securities Legend shall be deemed eliminated.

(iii) No transfer of any Restricted Note will be registered by the Registrar unless the applicable box on the Form of Transfer Certificate attached to such Restricted Note has been checked and such certificates, legal opinions and other information as reasonably required by the Registrar or Company confirming that the applicable condition to transfer has been satisfied have been provided.

(f) Legends on the Common Stock. Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the Scheduled Free Trade Date and (y) the date that is three months after the holder of such shares of Common Stock ceases to be an Affiliate of the Company (if applicable), any stock certificate representing shares of the Common Stock issued upon conversion of any Notes shall bear the Restricted Stock Legend unless (A) such Notes or such Common Stock, as applicable, has been transferred (i) under a registration statement that has become effective under the Securities Act; or (ii) in accordance with Rule 144 under the Securities Act or (B) such requirement is waived by the Company.

(g) The Company shall not permit any of its Affiliates to sell any Note or Common Stock issued upon the conversion of a Note, unless, upon such sale, such security will no longer be a “restricted security” (as defined in Rule 144 under the Securities Act). If the Restricted Securities Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Restricted Securities Legend shall be reinstated.

(h) Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the custodian for the Depositary (or its nominee) in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, such custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number.

(i) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and 3(33), respectively) any substantially similar federal, state or local law), the Code or the Investment Company Act of 1940, as amended.

(j) Any shares of Common Stock delivered upon the conversion of any Note to any Person that is not, and for at least three months has not been, an Affiliate of the Company shall be issued without any Restricted Stock Legend if (x) such conversion occurs after the Scheduled Free Trade Date or (y) such Note otherwise does not, or would not be required hereunder to, bear the Restricted Securities Legend.

Section 2.07 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction reasonably satisfactory to the Company and the Trustee, the Company shall issue, and the Trustee shall authenticate, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond reasonably sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of (and shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes. Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) Notes cancelled by the Trustee or required to be delivered to the Trustee for cancellation in accordance with Section 2.10, (ii) Notes, or portions thereof, the principal of which has become due and payable on the Maturity Date, on a Fundamental Change Repurchase Date or otherwise, and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), (iii) Notes, or portions thereof, that have been converted pursuant to Article X and that are required to be cancelled pursuant to Section 2.10 and (iv) Notes repurchased by the Company, directly or indirectly, whether by the Company or its Subsidiaries, pursuant to Section 2.15 (other than Notes repurchased pursuant to cash-settled swaps or other derivatives). For the purpose of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (including, without limitation, determinations pursuant to Articles VI and IX) only outstanding Notes shall be considered in any such determination. In addition, for the purpose of any such determination, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Trust Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.08 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such

Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 2.09 Temporary Notes. Until Certificated Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such Temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.04 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such Temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.10 Cancellation. The Company shall cause all Notes surrendered for the purpose of payment, repurchase (including pursuant to Section 3.01 or Section 2.15, other than Notes repurchased pursuant to cash-settled swaps or other derivatives), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall cancel Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest, if any, or payment of the Fundamental Change Repurchase Price, for the purpose of conversion and for all other purposes whatsoever, subject to Section 2.06(i), Section 2.08 and Section 2.12(a)(ii), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12 Transfer of Notes.

(a) Notwithstanding any other provisions of this Indenture or the Notes, (A) any transfer of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i); and (B) any exchange of a beneficial interest in a Global Note for a Certificated Note shall comply with Sections 2.06 and 2.12(a)(ii). All such transfers and exchanges shall comply with the Applicable Procedures to the extent so required.

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Exchange of a Beneficial Interest in a Global Note for a Certificated Note. Unless the Company and the applicable Holder otherwise agree, a Certificated Note will be issued and delivered:

(A) to each Person that DTC identifies as a beneficial owner of the related Notes only if (a) DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed by the Company within 90 days of such notice; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation; or

(B) if an Event of Default has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the Notes be exchanged for Certificated Notes.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.12(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(b) Upon receipt by the Registrar of instructions from the Holder of a Global Note pursuant to Section 2.12(a) above directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(i) the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;

(ii) the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(iii) the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(c) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

(i) Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(ii) None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii) None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a DTC participant or other Person with respect to the accuracy of the records of DTC or its nominee or of any DTC participant, with respect to any ownership interest in the Notes or with respect to the delivery to any DTC participant, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through DTC subject to the Applicable Procedures. The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to deal with DTC, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or liability for any acts or omissions of DTC with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the DTC and any DTC participant or between or among DTC, any such DTC participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(iv) Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between DTC and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of DTC (or its nominee) as Holder of such Global Note.

Section 2.13 CUSIP and ISIN Numbers.

(a) The Company, in issuing the Notes, shall use restricted CUSIP, ISIN or other similar numbers for such Notes (if then generally in use) until such time as the Restricted Securities Legend is removed therefrom. At such time as the legend is removed from such Notes, the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes as to which such legend is so removed. The Company and the Trustee may use CUSIP, ISIN or other similar numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP, ISIN or other similar number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing in the event of any change in the CUSIP, ISIN or other similar numbers.

(b) Until such time as the Restricted Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(f) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear a restricted CUSIP number. At such time as the Restrictive Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(f) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear an unrestricted CUSIP number.

Section 2.14 No Redemption at Company’s Option; No Sinking Fund. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund shall be provided for the Notes.

Section 2.15 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes with the same terms and the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue price, interest accrued prior to the issue date of such additional Notes, transfer restrictions and other related matters) in an unlimited aggregate principal amount, provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order and an Officer’s Certificate, which shall cover such matters, in addition to those required by Section 13.03, as the Trustee shall reasonably request. In addition, upon the reasonable request of the Trustee, the Company shall furnish to the Trustee an Opinion of Counsel which shall cover the matters required by Section 13.03. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash settled swaps or other derivatives.

Section 2.16 Ranking. The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

ARTICLE III.

FUNDAMENTAL CHANGE REPURCHASE RIGHT

Section 3.01 Fundamental Change Permits Holders to Require Company to Purchase Notes. If a Fundamental Change occurs at any time, each Holder shall have the right, at its option, to require the Company to purchase for cash any or all of its Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Repurchase Date”) specified by the Company in the Fundamental Change Repurchase Notice for such Fundamental Change and that is not less than 20 Business Days nor more than 35 Business Days immediately following the date on which the Company delivers the Fundamental Change Repurchase Notice for such relevant Fundamental Change, at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Note to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if the

Fundamental Change Repurchase Date occurs after a Record Date for the payment of interest, and on or prior to the corresponding Interest Payment Date, the Company shall pay, on such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Interest Payment Date, if any, to the Holder of record of such Note at the Close of Business on such Record Date and the Fundamental Change Repurchase Price shall instead be equal to 100% of the principal amount of such Note.

Section 3.02 Fundamental Change Repurchase Right Notice. Promptly, and in no event later than 5 Business Days, after the occurrence of a Fundamental Change, the Company shall deliver written notice to each Holder, the Trustee and the Paying Agent of such Fundamental Change and the resulting purchase right (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”). Such Fundamental Change Notice shall state:

(a) the events causing the relevant Fundamental Change and whether or not such event also constitutes a Make-Whole Fundamental Change;

(b) the date of such Fundamental Change;

(c) the last date on which a Holder may exercise its right to require the Company to purchase such Holder’s Notes under this Article III;

(d) the Fundamental Change Repurchase Price;

(e) the Fundamental Change Repurchase Date;

(f) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(g) the Conversion Rate in effect on the Fundamental Change Notice Date and, if applicable, any adjustment that will be made to the Conversion Rate for a Holder that converts its Notes in connection with such Make-Whole Fundamental Change pursuant to Section 10.07;

(h) that the Fundamental Change Repurchase Price for any Notes as to which a Fundamental Change Repurchase Notice has been duly tendered and not withdrawn will be paid on the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or other delivery of such Notes;

(i) that payment may be collected only if the Notes to be purchased are surrendered to the Paying Agent;

(j) the procedures the Holder must follow to exercise its right to require the Company to purchase such Holder’s Notes under this Article III and the procedures that a Holder must follow to convert its Note pursuant to Article X;

(k) the conversion rights of the Notes, including an explanation that a condition to conversion has been satisfied;

(l) that any Holder may convert Notes with respect to which a Fundamental Change Repurchase Notice has been given only if such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(m) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(n) that unless the Company defaults in making payment of such Fundamental Change Repurchase Price on the Notes surrendered for purchase by the Company, interest, if any, on Notes for which a Fundamental Change Repurchase Notice has been validly given and not withdrawn will cease to accrue on and after the Fundamental Change Repurchase Date;

(o) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(p) such other information as the Company reasonably determines is appropriate to include therein.

Section 3.03 Fundamental Change Repurchase Notice.

(a) To exercise its purchase right upon the occurrence of a Fundamental Change under Section 3.01, a Holder or beneficial owner of a Note, as the case may be, must (i) deliver, prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, the Notes to be purchased, duly endorsed for transfer, together with the duly completed “Form of Fundamental Change Repurchase Notice” on the reverse side of the Notes that such Holder is tendering for purchase (such notice, a “Fundamental Change Repurchase Notice”) to the Paying Agent if the Notes that such Holder is delivering for purchase are Certificated Notes, or (ii) comply with the Applicable Procedures if the Notes (or portions thereof) being delivered for purchase are Global Notes. The Fundamental Change Repurchase Notice must state:

(i) if the Notes being delivered for purchase are Certificated Notes, the certificate numbers of such Notes;

(ii) the portion of the principal amount of the Notes to be purchased, which portion must be $1,000 or an integral multiple in excess thereof; and

(iii) that such Notes shall be purchased by the Company pursuant to the terms and conditions specified in this Article III and the Notes.

(b) In the case of Certificated Notes, unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice, together with any Notes to which such Fundamental Change Repurchase Notice pertains, in a form that conforms with the description contained in such Fundamental Change Repurchase Notice in all material aspects, the Holder submitting the Notes shall not be entitled to receive the Fundamental Change Repurchase Price for such Notes. Global Notes must be tendered for purchase in accordance with Applicable Procedures to be entitled to receive the Fundamental Change Repurchase Price.

(c) After delivering a Fundamental Change Repurchase Notice to the Paying Agent, a Holder may withdraw such Fundamental Change Repurchase Notice (in whole or in part) by delivering to the Paying Agent a written notice of withdrawal at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. Such notice of withdrawal shall state:

(i) the principal amount of any Notes with respect to which the Fundamental Change Repurchase Notice is to be withdrawn, which must equal $1,000 or an integral multiple thereof;

(ii) if the Notes to be withdrawn are Certificated Notes, the certificate numbers of the Notes to be withdrawn; and

(iii) the principal amount, if any, which amount must equal $1,000 or an integral multiple in excess thereof, that remains subject to the original Fundamental Change Repurchase Notice.

In the case of a Global Note, the beneficial owner of an interest therein who has surrendered such interest for repurchase pursuant to this Article III must comply with Applicable Procedures to withdraw such repurchase request.

Section 3.04 Effect of Fundamental Change Repurchase Notice.

(a) If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.03(c) above.

(b) Upon the Paying Agent’s receipt of (x) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (y) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice pertains shall be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.03(c) above, to receive the Fundamental Change Repurchase Price with respect to such Notes promptly on the later of (i) the Fundamental Change Repurchase Date and (ii) if the Notes are Certificated Notes, the date of delivery of such Notes to the Paying Agent, or, if the Notes are Global Notes, the date of book-entry transfer.

(c) If, at 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price of all of the Notes for which the Holders thereof have tendered and not validly withdrawn a Fundamental Change Repurchase Notice in accordance with Section 3.03 above:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent, as the case may be), except as provided in the proviso to Section 3.01; and

(ii) all other rights of the Holders with respect to the tendered Notes shall terminate (other than the right to receive payment of the Fundamental Change Repurchase Price and accrued and unpaid interest as provided herein).

Section 3.05 Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.05(b)) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Repurchase Date. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 3.03) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.03 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 3.06 Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the purchased portion of the Note surrendered.

Section 3.07 Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under this Article III, the Company shall, if required, (a) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act, and (c) otherwise comply with all applicable U.S. federal and state securities laws, in each case so as to permit the rights and obligations under this Article III to be exercised by Holders in the time and in the manner specified herein.

Section 3.08 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Paying Agent shall, subject to Section 7.06, return any such excess to the Company.

Section 3.09 Covenant Not to Purchase Notes Upon Certain Events of Default.

(a) Notwithstanding anything to the contrary in this Article III, the Company shall not purchase any Notes under this Article III if there has occurred and is continuing an Event of Default with respect to the Notes, unless the payment by the Company of the Fundamental Change Repurchase Price will cure such Event of Default.

(b) If a Fundamental Change Repurchase Notice is tendered and, on the Fundamental Change Repurchase Date, such Fundamental Change Repurchase Notice has not been validly withdrawn in accordance with Section 3.03(c) above, and, pursuant to this Section 3.09, the Company is not permitted to purchase Notes, the Paying Agent will deem withdrawn such Fundamental Change Repurchase Notice.

(c) If a Holder tenders a Note for purchase pursuant to this Article III and, on the Fundamental Change Repurchase Date, pursuant to this Section 3.09, the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Certificated Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

ARTICLE IV.

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company shall promptly make all payments on the Notes on the dates, in the manner and as otherwise required under the Notes or this Indenture. If the Company is required to pay any amounts of cash to the Trustee, the Paying Agent or the Conversion Agent, such amounts of cash shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 11:00 a.m., New York City time, on the required date. Interest on Certificated Notes shall be payable (i) to a Holder of a Certificated Note having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder at its address as it appears in the Register and (ii) to a Holder of a Certificated Note having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon written application by such Holder to the Registrar prior to the relevant Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary. The Company shall make all payments of principal and interest on Global Notes in immediately available funds to the Depositary or its nominee, in accordance with Applicable Procedures.

(b) The Company shall make any required interest payments, if any, to the Person in whose name each Note is registered at the Close of Business on the applicable record date for such interest payment. The principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02 SEC and Other Reports; Additional Interest.

(a) The Company shall file with the Trustee within 15 days after the date the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.02(a) at the time such documents are filed via the EDGAR system. Notwithstanding anything to the contrary herein or in the Notes, in no event will the Company be required to file with the Trustee any information for which the Company is actively seeking, or has received, confidential treatment.

(b) If, at any time during the period beginning on, and including, the date which is six months after the Original Issuance Date until the Scheduled Free Trade Date, the Company fails to timely file any report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than reports on Form 8-K), or the Notes or the shares of Common Stock, if any, issuable upon conversion of the Notes are not Freely Tradable, the Company shall pay Additional Interest on the Notes, which shall accrue at a rate of 0.50% per annum, from, and including, the first date on which such failure to file exists or the Notes or such shares are not otherwise Freely Tradable, as the case may be, until the earlier of (i) the Scheduled Free Trade Date and (ii) the date on which such failure to file has been cured (if applicable) and the Notes and such shares are Freely Tradable.

(c) The Company will use its reasonable best efforts to remove the Restrictive Securities Legend on the Notes and have an unrestricted CUSIP number assigned to the Notes (other than the Notes held by Affiliates of the Company) as of the Scheduled Free Trade Date.

(d) Any Additional Interest payable in accordance with this Section 4.02, together with any Additional Interest payable as a result of the Company’s election pursuant to Section 6.01, shall not in the aggregate exceed a combined rate of 0.50% per annum.

(e) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(f) If the Company is required to pay Additional Interest to Holders pursuant to clause (b) above, the Company shall provide an Officer’s Certificate to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) to that effect, which shall be delivered in accordance with Section 13.01 no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid and shall make explicit reference to this Indenture, the Notes and the Company. Such Officer’s Certificate shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. Unless and until the Trustee receives such an Officer’s Certificate, subject to Section 6.01(c), the Trustee may assume without inquiry that no such Additional Interest is payable.

(g) Delivery of any such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.03 Compliance Certificate. Within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2014) of the Company, the Company shall deliver to the Trustee at its Corporate Trust Office in accordance with Section 13.01, making specific reference to this Indenture, the Notes and the Company, an Officer’s Certificate indicating whether each signer thereof knows of any Default that occurred during the previous year and, if so, shall specify each such Default and the nature and status thereof of which it may have knowledge and what action the Company is taking or proposes to take in respect thereof.

Section 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.05:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.05, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.06 Delivery of Rule 144A Information. If, at any time, the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issuable upon the conversion of Notes, promptly furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A, as such rule may be amended from time to time.

ARTICLE V.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01 Company May Consolidate, Merge or Sell Its Assets on Certain Terms. The Company shall not consolidate with or merge with or into, or sell, lease or otherwise transfer all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Company (if other than the Company) expressly assumes, by a supplemental indenture executed and delivered to the Trustee, all of the Company’s obligations under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

(c) the Company or the Successor Company (if other than the Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that:

(i) each of (x) such consolidation, merger, sale, lease or transfer and (y) such supplemental indenture complies with this Article V; and

(ii) all conditions precedent relating to such transaction provided herein have been complied with.

For purposes of this Section 5.01, any sale, lease or transfer of properties and assets of one or more Subsidiaries of the Company that would, if the Company had held such properties and assets directly, have constituted the sale, lease or transfer of substantially all of the Company’s properties and assets shall be treated as such hereunder.

Section 5.02 Successor Corporation to be Substituted. Upon any such consolidation, merger (or similar transaction), conveyance or transfer (but not upon a lease) and the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue in its own name, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. Upon any such consolidation, merger (or similar transaction), conveyance or transfer (but not upon a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article V may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations and covenants under this Indenture.

In case of any such consolidation, merger (or similar transaction), conveyance, transfer or lease, changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following events shall be an “Event of Default”:

(i) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(ii) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at the Maturity Date, upon declaration of acceleration, upon any Fundamental Change Repurchase Date or otherwise;

(iii) the failure by the Company to deliver when due the consideration due upon the conversion of any Notes and such default continues for a period of five Business Days;

(iv) the failure by the Company to give a Fundamental Change Notice in accordance with Section 3.02, a notice of a Make-Whole Fundamental Change in accordance with Section 10.07 or a notice required in accordance with Section 10.01(b)(iii) or Section 10.01(b)(iv), in each case, at the time, in the manner, and with the contents set forth in, such section;

(v) the failure by the Company to comply with its obligations under Article V hereof;

(vi) the default by the Company in the performance of, or the breach of any other covenant or agreement of the Company in, the Notes or this Indenture (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Sections 6.01(a)(i) through 6.01(a)(v) above) and such default or breach continues for a period of 60 calendar days after written notice of such default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(vii) a default by the Company or any of its Subsidiaries under any mortgage, indenture or instrument under which there is issued, or by which there is secured or evidenced, any indebtedness of the Company and/or any of its Subsidiaries for money borrowed in excess of $30.0 million in the aggregate, whether such indebtedness exists as of the date hereof or is thereafter created, which default (1) results in such indebtedness becoming or being declared due and payable or (2) constitutes a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(viii) a final judgment for the payment of $30.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished;

(ix) the Company or any then-current Significant Subsidiary thereof shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(x) an involuntary case or other proceeding shall be commenced against the Company or any then-current Significant Subsidiary thereof seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

(b) Within the 30 days immediately following the occurrence of an Event of Default or any Default, the Company shall deliver to the Trustee at its Corporate Trustee Office, in accordance with Section 13.01, written notice thereof in the form of an Officer’s Certificate describing each Event of Default or Default that has occurred and is continuing and its status and explaining what action the Company is taking or proposes to take in respect thereof, which notice shall make explicit reference to this Indenture, the Notes and the Company.

(c) Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, except as provided in Section 4.02(b), at the election of the Company, the sole remedy of Holders for an Event of Default relating to the failure by the Company to comply with its obligation to file reports, information or documents with the Trustee pursuant to Section 4.02(a) (the “Company’s Filing Obligations”) shall, (i) for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest at a rate equal to 0.25% per annum on the principal amount of the Notes then outstanding, and (ii) for the period from the 91st day through, and including, the 180th day immediately after the occurrence of such Event of Default, consist exclusively of the right to receive Additional Interest at a rate equal to 0.50% per annum on the principal amount of the Notes then outstanding. Such Additional Interest shall not, together with any Additional Interest that the Company is required to pay under Section 4.02(b), exceed 0.50% per annum. If the Company makes such election to pay Additional Interest, such Additional Interest shall be payable in arrears on each Interest Payment Date following the date on which such Event of Default first occurred in the same manner as stated interest payable on the Notes. On the 181st day following the date on which such Event of Default first occurred (if the failure to comply with the Company’s Filing Obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 6.02. The provisions contained in this Section 6.01(c) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section 6.01(c), the Notes shall be subject to acceleration as provided in Section 6.02. In order to elect to pay Additional Interest as the sole remedy for the first 180 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company must notify, in the manner provided for in Section 13.01, the Paying Agent, the Trustee and all Holders of the Notes of such election at any time on or before the date on which such Event of Default otherwise would occur (which notice shall include a statement as to the date from which Additional Interest is payable and, in the case of the Trustee, shall be delivered to its Corporate Trust Office and shall make explicit reference to this Indenture, the Notes and the Company). Unless and until a Trust Officer receives at the Corporate Trust Office such notice, the Trustee may assume without inquiry that no Additional Interest is payable. Upon failure by the Company to timely give such notice to pay such Additional Interest, or if the Company has provided such notice but has failed to pay such Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 6.02. If Additional Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(a)(ix) or Section 6.01(a)(x) with respect to the Company and not solely with respect to any one or more of the Company’s Significant Subsidiaries) occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest on, all of the Notes then outstanding, to be due and payable immediately, and upon such a declaration, the same shall be immediately due and payable. If an Event of Default specified in Section 6.01(a)(ix) or Section 6.01(a)(x) occurs with respect to the Company, 100% of the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding shall, automatically and without any notice or other action by the Trustee or any Holder, be and become immediately due and payable, to the fullest extent permitted by applicable law. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Trustee and the Company, and without notice to any other Holder, may rescind any acceleration of the Notes if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such acceleration, have been cured or waived; and (iii) there has been paid to or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee hereunder and to reimburse the Trustee for any and all fees, expenses and disbursements incurred by the Trustee, its agents and its counsel, in such capacity, in connection with such acceleration. Any such rescission shall not affect any subsequent Default or impair any right consequent thereon.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Repurchase Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Trustee and the Company and without notice to any other Holder, may waive any Default, except with respect to (a) any failure by the Company to pay the principal of or accrued interest on the Notes (including the Fundamental Change Repurchase Price, if applicable), (b) any failure by the Company to comply with its obligations to purchase Notes when required to do so under Article III, (c) any failure by the Company to deliver any consideration due upon conversion or (d) any failure by the Company to comply with any covenant or provision of this Indenture or the Notes that under Section 9.02 cannot be modified or amended without the consent of each Holder. Any such waiver shall not affect any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability and (ii) for the avoidance of doubt, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Article VII, if an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense caused by taking such action.

Section 6.06 Limitation on Suits. Except to enforce its rights to receive payment of principal or interest (including the Fundamental Change Repurchase Price, if applicable) when due, to receive payment or delivery of the consideration due upon conversion and as provided in Section 6.07, no Holder may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding shall have made a written request to the Trustee to take such action;

(c) such Holder or Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs and other liabilities of compliance with such written request;

(d) the Trustee shall not have complied with such written request during the first 60 days after receiving such notice, request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes shall not have given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07 Rights of Holders to Receive Payment; Suit Therefor. Payments of the Fundamental Change Repurchase Price, cash due upon conversion (if any), and principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate from the required payment date expressed in this Indenture, to the extent lawful.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or Section 6.01(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest, if any, to the extent lawful) and the amounts provided for in Section 7.06.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. Any monies collected by the Trustee pursuant to this Article VI with respect to the Notes and any other monies or property distributable in respect of the Company’s obligations under this Indenture following an Event of Default specified in Section 6.01(a)(ix) or Section 6.01(a)(x) with respect to the Company shall be applied in the following order:

FIRST: to the Trustee (including any predecessor trustee) for amounts due under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest, if any, payment of the Fundamental Change Repurchase Price and the cash deliverable upon conversion of Notes then submitted for conversion, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

Section 6.12 Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) agrees that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether they conform to the requirements set forth in this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this sub-section (c) does not limit the effect of the remainder of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof, or exercising any trust or power conferred upon the Trustee under this Indenture absent negligence or willful misconduct.

(d) All monies received by the Trustee shall, until delivered to the applicable Holders as herein provided, be held in trust in a non-interest bearing account for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(f) Whether herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII, and the provisions of this Article VII shall apply to the Trustee, Registrar, Paying Agent and Conversion Agent.

(g) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default, other than a failure by the Company to make any payment hereunder when due, unless (i) written notice of such Default or Event of Default from the Company or any Holder is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture or (ii) a Trust Officer shall have actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.03) at the direction of the Company, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel and may conclusively rely upon such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have provided the Trustee with security or indemnity reasonably satisfactory to the Trustee in accordance with such Section.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents and Conversion Agent.

(i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(k) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Trust Officer, the Trustee shall deliver to each Holder written notice of such Default or Event of Default within 90 days after it occurs, or if later, a Trustee Officer has actual knowledge of such Default or Event of Default; provided that except in the case of a Default described in Section 6.01(a)(i), Section 6.01(a)(ii) or Section 6.01(a)(iii), the Trustee may withhold the notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for all services rendered by it hereunder in any capacity. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts and of all Persons not regularly in its employ. The Company shall fully indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder in any capacity, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b) To secure the Company’s payment obligations under this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Repurchase Price on particular Notes.

(c) The Company’s payment obligations pursuant to this Section 7.06 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. If the Trustee incurs expenses (including the reasonable charges and expenses of its counsel) after the occurrence of a Default specified in Section 6.01(a)(ix) or Section 6.01(a)(x) with respect to the Company, the expenses are intended to constitute expenses of administration under applicable bankruptcy laws.

(d) “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(e) The provisions of this Section shall survive the satisfaction and discharge of the Indenture, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

Section 7.07 Replacement of Trustee.

(a) The Trustee may resign at any time by notifying the Company in writing and by mailing notice thereof to the Holders at their addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee, at the Company’s expense, may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor Trustee that shall be deemed appointed as successor Trustee, unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as specified in clause (a) above, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 7.07 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 7.08.

Section 7.08 Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 7.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Repurchase Price on particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor Trustee shall accept appointment as provided in this Section 7.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 7.10.

Upon acceptance of appointment by a successor Trustee as provided in this Section 7.08, each of the Company and the successor Trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.09 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including administration of this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee; provided that if such successor Trustee is not eligible to act as Trustee pursuant to Section 7.10, such successor Trustee shall promptly resign pursuant to Section 7.07.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10 Eligibility; Disqualification. The Trustee must be a Person who is eligible to act as an indenture trustee under the TIA and must have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

ARTICLE VIII.

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes. When (a) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or (b) all outstanding Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash (and/or, if applicable, shares of Common Stock solely to satisfy outstanding conversions) sufficient to pay, or, if applicable, satisfy the Company’s Conversion Obligation with respect to, all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.09), and, in either case, the Company pays all other sums payable hereunder by the Company with respect to the outstanding Notes, then this Indenture shall, subject to Section 7.06, cease to be of further effect with respect to the Notes or any Holders. At the cost and expense of the Company, the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel.

ARTICLE IX.

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes in a manner that does not adversely affect Holders in any material respect;

(b) conform the terms of this Indenture or the Notes to the “Description of Notes” section of the Preliminary Offering Memorandum as supplemented and/or amended by the related pricing term sheet;

(c) to give effect to the provisions of Section 10.06 in connection with a Conversion Right Change Event;

(d) provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article V;

(e) add guarantees with respect to the Notes;

(f) secure the Notes;

(g) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(h) make any change that does not adversely affect the rights of any Holder;

(i) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(j) provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee; or

(k) irrevocably elect a Settlement Method or a Specified Dollar Amount.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement this Indenture or the Notes or may prospectively waive compliance with any provisions of the Notes or this Indenture; provided, however, that, without the consent of each Holder of an outstanding Note affected thereby, no amendment or supplement to this Indenture or the Notes may:

(a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of this Indenture;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal amount or change the stated maturity of any Note;

(d) make any change that impairs or adversely affects the conversion rights of any Notes under Article X hereof or adversely affects the consideration due upon conversion;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments;

(f) make any Note payable in a currency other than that stated in the Note;

(g) change the ranking of the Notes in a manner adverse to the Holders;

(h) impair the right of any Holder to receive payment of the principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i) make any change to this proviso in Section 9.02 or to Section 6.04.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03 Execution of Supplemental Indentures. Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities under this Indenture of the Trustee. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any supplemental indenture hereto, the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents set forth in Section 13.02, an Officer’s Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted under this Indenture and that all conditions precedent thereto are satisfied.

Section 9.04 Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to Section 9.01 or Section 9.02 becomes effective, the Company shall mail to each Holder a written notice briefly describing such amendment or supplement to this Indenture. The failure to deliver such written notice, or any defect in such written notice, shall not impair or affect the validity of such amendment or supplement to this Indenture.

Section 9.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, (a) this Indenture shall be modified in accordance therewith, (b) such supplemental indenture shall form a part of this Indenture for all purposes, and (c) every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.06 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

ARTICLE X.

CONVERSIONS

Section 10.01 Conversion Privilege and Consideration.

(a) Subject to and upon compliance with the provisions of this Indenture, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, (i) subject to satisfaction of one or more of the conditions described in Section 10.01(b), prior to the Close of Business on the Business Day immediately preceding July 1, 2019 during the periods set forth in Section 10.01(b), and (ii) irrespective of the conditions described in Section 10.01(b), on or after July 1, 2019 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, based on an initial conversion rate of 12.5170 shares of Common Stock (subject to adjustment as provided in this Article X, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 10.03, the “Conversion Obligation”). In no event may the Notes be converted on a day that is not a Business Day or after the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date. Notwithstanding anything to the contrary herein or in the Notes, Notes may be converted only in principal amounts equal to $1,000 or an integral multiple in excess thereof.

(b) (i) Prior to the Close of Business on the Business Day immediately preceding July 1, 2019, a Holder may surrender all or a portion of its Notes for conversion during any calendar quarter (and only during such calendar quarter) commencing after December 31, 2014, if, for each of at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on, and including, the last Trading Day of the immediately preceding calendar quarter, the Last Reported Sale Price of the Common Stock on such Trading Day is greater than or equal to 130% of the applicable Conversion Price on such Trading Day (such condition, the “Sale Price Condition”). If the Sale Price Condition has been met, the Company shall notify the Holders in writing of its satisfaction and of the resulting right of the Holders to convert their Notes within one Business Day of the Sale Price Condition being met.

(ii) Prior to the Close of Business on the Business Day immediately preceding July 1, 2019, a Holder may surrender all or a portion of its Notes for conversion during the five consecutive Business Day period immediately following any five consecutive Trading Day period (such five consecutive Trading Day period, the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes (as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(b)(ii) and the definition of “Trading Price” in Section 1.01), was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the applicable Conversion Rate on such Trading Day (such product, the “Intrinsic Value,” and such condition, the “Trading Price Condition”). The Trading Prices shall be in accordance with the definition of Trading Price in Section 1.01. The Company shall provide written notice to the Conversion Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of “Trading Price” in Section 1.01, along with appropriate contact information for each.

(A) The Company shall have no obligation to determine the Trading Price of the Notes unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes is or would be less than 98% of the Intrinsic Value.

(B) Upon receipt from a Holder of such evidence, the Company shall determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs in which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Intrinsic Value of the Notes for such Trading Day.

(C) If the Trading Price Condition has been met on any Trading Day, the Company shall, no later than the Open of Business on the first Business Day after such Trading Day, promptly notify in writing the Holders of its satisfaction and of their resulting right to convert their Notes on such Trading Day. If, on any Trading Day after the Trading Price Condition has been met, the Company determines that the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Intrinsic Value of the Notes on such Trading Day, the Company shall promptly so notify the Holders that the Trading Price Condition is no longer met.

(iii) If the Company elects to:

(A) issue to all or substantially all holders of its Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan where such rights have not separated from the shares of Common Stock and are not exercisable upon the occurrence of a triggering event, provided, that such rights will be deemed to be issued under this clause (A) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share of Common Stock less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company (other than pursuant to a stockholder rights plan where such rights have not separated from the shares of Common Stock and are not exercisable upon the occurrence of a triggering event, provided, that such rights will be deemed to be issued under this clause (B) upon their separation from the Common Stock or upon the occurrence of such triggering event), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in each case, at least 55 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution, the Company shall mail written notice to the Holders describing such issuance or distribution, the Holders’ rights to convert their Notes in accordance with this Section 10.01(b)(iii), the Conversion Rate in effect on the date the Company mails such notice, any adjustments to the Conversion Rate that must be made as a result of such issuance or distribution, and the effective date for any such adjustments. Once the Company has given such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of (x) the Close of

Business on the Business Day immediately preceding such Ex-Dividend Date and (y) the Company’s announcement that such issuance or distribution will not take place (even if the Notes are not otherwise convertible at such time). Notwithstanding this Section 10.01(b)(iii), Holders of the Notes will not be permitted to so surrender the Notes for conversion if such Holders are entitled to participate (solely as a result of holding the Notes), at the same time and on the same terms as holders of the Common Stock, in such issuance or distribution without having to convert the Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iv) If a Fundamental Change, a Make-Whole Fundamental Change or Conversion Right Change Event occurs, regardless of whether the Holders would have the right to require the Company to purchase their Notes pursuant to Article III, (any such event, a “Conversion Trigger Corporate Event”), then the Company shall mail written notice (a “Conversion Trigger Corporate Event Notice”) of such Conversion Trigger Corporate Event to the Holders within one Business Day after the first public announcement of such Conversion Trigger Corporate Event or, if no public announcement is made, the occurrence of such Conversion Trigger Corporate Event. Upon receiving notice or otherwise becoming aware of a Conversion Trigger Corporate Event potentially occurring, the Company shall use its commercially reasonable efforts to announce or cause the announcement of such potential transaction or event in time to deliver such notice to Holders at least 55 Scheduled Trading Days prior to the anticipated effective date of such Conversion Trigger Corporate Event. The Conversion Trigger Corporate Event Notice shall describe:

(A) the Conversion Trigger Corporate Event;

(B) the effective date of such Conversion Trigger Corporate Event;

(C) the Holders’ right to convert their Notes in accordance with this Section 10.01(b)(iv);

(D) the Conversion Rate in effect on the date the Company mails such Conversion Trigger Corporate Event Notice;

(E) whether an adjustment to the Conversion Rate is expected to be made pursuant to Section 10.05 as a result of such Conversion Trigger Corporate Event and the formula for determining such adjustment;

(F) whether such Conversion Trigger Corporate Event constitutes a Conversion Right Change Event, and, if so, that the Notes will become convertible into Reference Property, subject to the settlement provisions of the Indenture;

(G) whether such Conversion Trigger Corporate Event constitutes a Fundamental Change, and, if so, that Holders will have the right to require the Company to purchase their Notes pursuant to Article III; and

(H) whether such Conversion Trigger Corporate Event constitutes a Make-Whole Fundamental Change, and, if so, that the Conversion Rate will be increased under Section 10.07 for Notes converted in connection with such Make-Whole Fundamental Change.

Upon the Company’s delivery of a Conversion Trigger Corporate Event Notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the 35th Trading Day immediately following the effective date of such Conversion Trigger Corporate Event, or, if such Conversion Trigger Corporate Event constitutes a Fundamental Change, the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

Section 10.02 Conversion Procedure.

(a) To convert a Note or portion thereof, a Holder or beneficial owner, as the case may be, must (i) in the case of a Global Note, (a) comply with the procedures of the Depositary then in effect for converting a beneficial interest in a Global Note and (b) if required, pay all funds required under Section 10.02(f) and Section 10.02(g) below, and (ii) in the case of a Certificated Note, (a) complete and manually sign the conversion notice in the form attached to such Certificated Note (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, (b) deliver the Notice of Conversion, which is irrevocable, and the Certificated Note to the Conversion Agent, (c) if required, furnish appropriate endorsements and transfer documents, (d) if required, pay all funds required under Section 10.02(g) below, and (e) if required, pay all funds required under Section 10.02(f) below.

(b) A Note shall be deemed to have been converted at the Close of Business on the first Business Day (the “Conversion Date”) on which (i) the Holder thereof satisfies all of the requirements set forth in Section 10.02(a) with respect to such Note and (ii) the conversion of such Note is not otherwise prohibited by Section 3.04(a) hereof.

(c) Upon the conversion of a Note, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Note, will provide the Company with notice of the conversion of the Note, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Note.

(d) If a Holder converts the entire principal amount of a Note, such Person will no longer be a Holder of such Note, except that such Holder shall have the right hereunder to receive the consideration due upon conversion and as provided in Section 10.02(f).

(e) If a Holder surrenders only a portion of a Certificated Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and the Trustee shall authenticate and deliver to such Holder, a new Certificated Note in an authorized denomination equal to the aggregate principal amount of the unconverted portion of the surrendered Note. Upon the conversion of an interest in a Global Note, the Trustee shall promptly make a notation on the “Schedule of Exchanges of Notes” of such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing upon any conversion of a Note effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding anything to the contrary herein or in the Notes, if a Holder converts its Note after the Close of Business on a Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Record Date, the Holder of such Note at the Close of Business on such Record Date shall receive the interest payment payable on such Note on such corresponding Interest Payment Date, notwithstanding the conversion. Any Note converted during the period beginning at the Close of Business on any Record Date and ending at the Open of Business on the Interest Payment Date corresponding to such Record Date must be accompanied by funds equal to the amount of interest payable on such Note on such corresponding Interest Payment Date; provided, however, that no such payment need be made: (i) for a Note surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, (ii) if the Company has specified a Fundamental Change Repurchase Date that is after such Record Date and on or prior to such corresponding Interest Payment Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note. For the avoidance of doubt, the Company shall pay interest on the Maturity Date on all Notes converted after the Record Date immediately preceding the Maturity Date, and converting Holders shall not be required to pay to the Company equivalent interest amounts.

(g) If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon such conversion; provided that if such tax is due because such converting Holder requested that such shares of Common Stock be issued in a name other than such Holder’s name, such Holder shall pay such tax.

Section 10.03 Settlement Upon Conversion.

(a) Settlement Method. Upon the conversion of any Note, the Company shall settle such conversion by paying or delivering, as applicable and as provided in this Article X, either (A) solely cash (a “Cash Settlement”); (B) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in the proviso to Section 10.03(b) (a “Physical Settlement”); or (C) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 10.03(b) (a “Combination Settlement”). The Company shall have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(i) the Company will send written notice of the Settlement Method applicable to each conversion of a Note to the Holder of such Note through the Conversion Agent and to the Trustee no later than the Close of Business on the Trading Day immediately following the Conversion Date for such conversion (or, with respect to conversions with a Conversion Date on or after the 105th Scheduled Trading Day immediately preceding the Maturity Date, no later than the 105th Scheduled Trading Day immediately preceding the Maturity Date);

(ii) the Company must use the same Settlement Method for all conversions occurring on the same Conversion Date, and the Company will not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates, except that the Company must settle all conversions with a Conversion Date on or after the 105th Scheduled Trading Day immediately preceding the Maturity Date using the same Settlement Method;

(iii) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of such Note equal to $1,000; and

(iv) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of such Note.

(b) Conversion Settlement Consideration. The type and amount of consideration (the “Conversion Settlement Consideration”) due in respect of each $1,000 principal amount of a Note to be converted shall be as follows:

(i) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(ii) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the 50 consecutive VWAP Trading Days in the Observation Period for such conversion; or

(iii) if Combination Settlement applies to such conversion, a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive VWAP Trading Days in the Observation Period for such conversion;

provided, however, that if the total number of shares of Common Stock to be delivered with respect to the conversion of any Note is not a whole number, then the total number of shares so deliverable shall be rounded down to the nearest whole number and the Company shall deliver cash in lieu of the related fractional share in an amount equal to the product of such fraction and the Daily VWAP on the Conversion Date for such conversion (or, if such date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement, or the Daily VWAP on the last Trading Day of the Observation Period for such conversion, in the case of Combination Settlement. The Company will determine the number of fractional shares for which the Company will deliver cash by aggregating all of the Notes that a Holder has surrendered for conversion on a Conversion Date.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the

Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

If more than one Note shall be surrendered for conversion with the same Conversion Date at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) Delivery of the Conversion Settlement Consideration. Subject to Section 10.06, Section 10.07, Section 10.05(c)(ii) and Section 10.05(e), the Company shall pay or deliver, as the case may be, the Conversion Settlement Consideration due in respect of the Conversion Obligation of a Note to be converted on the third Business Day immediately following the relevant Conversion Date (if the Company elects Physical Settlement) or on the third Business Day immediately following the last Trading Day of the relevant Observation Period (in the case of any other Settlement Method); provided, however, that, in the case of Physical Settlement, with respect to conversions that occur after the Record Date immediately preceding the Maturity Date, the Company will deliver the relevant number of shares of Common Stock, together with cash in lieu of any fractional shares, on the Maturity Date. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) Record Holders of Shares Due upon Conversion. Except as provided in Section 10.05(c)(ii), Section 10.05(e) or Section 10.05(e), if any Note is converted, the Person in whose name the certificate for any shares of Common Stock deliverable upon such conversion is to be registered shall be treated as a stockholder of record of such shares as of the Close of Business on the relevant Conversion Date (in the case of Physical Settlement) or as of the Close of Business on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be.

Section 10.04 Covenants Relating to Underlying Shares.

(a) The Company shall, until all Notes cease to be outstanding and any consideration due upon conversion has been paid or delivered, as the case may be, reserve out of its authorized but unissued shares of Common Stock that have not been reserved for other purposes a number of shares of Common Stock, in the aggregate, equal to the product of the Maximum Conversion Rate and the aggregate principal amount of Notes then outstanding (expressed in thousands of dollars), to permit the conversion of the Notes.

(b) The Company covenants that any shares of Common Stock delivered upon conversion of the Notes shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim or from any taxes or charges with respect to the issue thereof.

(c) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d) In addition, the Company will cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed and will comply with any stock exchange rules applicable to the Notes and/or the Common Stock issuable upon conversion of the Notes.

Section 10.05 Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as described in this Section 10.05, except that the Company shall not make any adjustments to the Conversion Rate for any Holder that participates (as a result of holding the Notes, and at the same time as the holders of the Common Stock participate) in any of the transactions described below as if such Holder held, for each $1,000 principal amount of Notes held, a number of shares of the Common Stock equal to the applicable Conversion Rate, without having to convert its Notes.

(a) Dividends, Distributions, Splits and Combinations. If the Ex-Dividend Date occurs for any issuance by the Company of solely shares of the Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or if the Company effects a share split or a share combination of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such Effective Date, as the case may be;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date, as the case may be; and

OS1	=	the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Such adjustment made under this Section 10.05(a) shall become effective immediately after the Open of Business on such Ex-Dividend Date or Effective Date, as applicable. If any such dividend or distribution is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect had such dividend or distribution not been declared or announced. The “Effective Date” shall be, with respect to a share split or combination, the first date on which the shares of the Common Stock trade in the applicable exchange or in the applicable market, regular way, reflecting the such share split or combination, as applicable.

(b) Adjustment for Rights Issue. If the Ex-Dividend Date occurs for any issuance by the Company, to all or substantially all holders of the Common Stock, of any rights, options or warrants entitling the holders of such rights, options or warrants for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Such adjustment made under this Section 10.05(b) shall become effective immediately after the Open of Business on such Ex-Dividend Date. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, as of the date of such expiration, to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall immediately be readjusted, as of the scheduled issuance date, to equal the Conversion Rate that would then be in effect had the relevant adjustment pursuant to this Section 10.05(b) not occurred.

For purposes of this Section 10.05(b) and Section 10.01(b)(iii)(A), in determining whether any issued rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than the relevant average of the Last Reported Sale Prices of the Common Stock, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration that the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c) Non-Cash Distributions.

(i) If the Ex-Dividend Date occurs for a distribution by the Company of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of the Common Stock, excluding (A) dividends or distributions (including subdivisions) and rights, options or warrants, in each case, which are described in Section 10.05(a) or Section 10.05(b); (B) dividends or distributions paid exclusively in cash that are described in Section 10.05(d); (C) distributions of Reference Property in a Conversion Right Change Event; and (D) Spin-Offs which are described in Section 10.05(c)(ii) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Dividend Date; and

FMV	=	the fair market value, as determined in good faith by the Board of Directors, as of the Open of Business on such Ex-Dividend Date, of the Distributed Property distributed with respect to each outstanding share of the Common Stock.

Such adjustment made under this Section 10.05(c)(i) shall become effective immediately after the Open of Business on such Ex-Dividend Date. If such distribution is not so paid or made, or if any such rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall immediately be readjusted, as of the date the Board of Directors determines not to make or pay such distribution or as of such expiration date, as the case may be, to be the Conversion Rate that would then be in effect had such distribution not been declared or to the extent such rights, options or warrants are not exercised, as applicable.

Notwithstanding the foregoing, if “SP0” (as defined above) minus “FMV” (as defined above) is less than $1.00, then, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

(ii) With respect to an adjustment pursuant to this Section 10.05(c), if the relevant dividend or other distribution consists of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are listed for trading or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV0	=	the average of the Last Reported Sale Prices of such Capital Stock or equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following, but excluding, the effective date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such adjustment made pursuant to this Section 10.05(c)(ii) shall become effective as of the Open of Business on such Ex-Dividend Date. If such Spin-Off is subsequently cancelled and does not become effective, the Conversion Rate shall be readjusted, as of the date of such cancellation, to be the Conversion Rate that would have been in effect if such Spin-Off had not been declared.

Notwithstanding the foregoing, (i) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and the first VWAP Trading Day of the relevant Observation Period occurs after the first Trading Day of the Valuation Period, but on or before the last Trading Day of the Valuation Period, then, solely for purposes of determining the consideration due upon such conversion, the reference in the above definition of “FMV0” to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the first VWAP Trading Day of the Observation Period; (ii) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the consideration due upon such conversion, such Observation Period will be suspended from, and including, the first such VWAP Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to ten consecutive Trading Days deemed replaced with a reference to one (1) Trading Day; (iii) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Valuation Period for a Spin-Off to, and including, the last Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the consideration due upon such conversion, the reference in the above definition of “FMV0” to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the applicable Conversion Date; and (iv) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, and including, the Ex-Dividend Date for a Spin-Off to, and including, the first Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the consideration due upon such conversion, (a) the reference in the above definition of “FMV0” to ten consecutive Trading Days shall be deemed replaced with a reference to one (1) Trading Day; (b) the Company will deliver the consideration due to such Holder in respect of the applicable conversion on the third Business Day after the first Trading Day of the Valuation Period for such Spin-Off; (c) the relevant Conversion Rate applicable to such conversion will be the Conversion Rate in effect immediately prior to the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off; and (d) the Person in whose name any shares of Common Stock shall be issuable in respect of the applicable conversion will be deemed to become the holder of record of such shares as of the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off.

For purposes of this Section 10.05(c) (and subject in all respect to Section 10.05(i)), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of the Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05(c) (and no adjustment to the Conversion Rate under this Section 10.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(d) Adjustment for Cash Distributions. If the Ex-Dividend Date occurs for any cash dividend or distribution by the Company to all or substantially all holders of the outstanding Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Dividend Date; and

C	=	the amount in cash per share that the Company pays or distributes to holders of the Common Stock.

Such adjustment made under this Section 10.05(d) shall become effective immediately after the Open of Business on such Ex-Dividend Date. If such distribution is not so paid or made, the Conversion Rate shall be immediately readjusted, as of the date the Board of Directors determines not to make or pay such distribution, to be the Conversion Rate that would then be in effect had the related Ex-Dividend Date not occurred.

If “SP0” (as defined above) minus “C” (as defined above) is less than $1.00, then, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received if such Holder had owned a number of shares of the Common Stock equal to the applicable Conversion Rate on the record date for such distribution.

(e) Adjustment for Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for the shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange pursuant to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after such Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such adjustment to the Conversion Rate under this Section 10.05(e) shall be given effect at the Close of Business on the Expiration Date. Notwithstanding the foregoing, (i) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note, and the first VWAP Trading Day of the Observation Period for such Note occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the consideration due upon such conversion, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period; (ii) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the consideration due upon such conversion, such Observation Period will be suspended on the first such VWAP Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one”; (iii) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Averaging Period for a tender or exchange offer to, and including, the last Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the consideration due upon such conversion, the reference in the above definition of “SP1” to “ten “ shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the applicable Conversion Date; and (iv) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the Expiration Date for a tender offer or exchange offer to, and including, the first Trading Day of the Averaging

Period for such tender or exchange offer, then, solely for purposes of determining the consideration due upon such conversion, (a) the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one”; (b) the Company will deliver the consideration due to such Holder in respect of the applicable conversion on the third Business Day after the first Trading Day of the Averaging Period for such tender or exchange offer; (c) the Conversion Rate applicable to such conversion will be the Conversion Rate in effect immediately prior to the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer; and (d) the Person in whose name any shares of Common Stock shall be issuable in respect of the applicable conversion will be deemed to become the holder of record of such shares as of the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer.

(f) Holder Participation in Adjustment Events. Notwithstanding anything to the contrary in the provisions set forth in clauses (a) through (e) above, if any adjustment to the Conversion Rate pursuant to such provisions becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes would

(i) receive shares of Common Stock based on the Conversion Rate as so adjusted, and

(ii) be a record holder of such shares of Common Stock on the record date for the dividend, distribution or other event giving rise to such adjustment,

then, in lieu of receiving shares of Common Stock at such adjusted Conversion Rate, such Holder shall receive a number of shares of Common Stock, if any, upon conversion based on an unadjusted Conversion Rate and shall participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Adjustments Not Yet Effective. Notwithstanding anything to the contrary herein or in the Notes, if, in the case of any conversion of a Note to which Combination Settlement applies, on any VWAP Trading Day during the Observation Period corresponding to the Conversion Date for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day, and:

(i) the record for any issuance, dividend or distribution, the Effective Date for any share split or combination or the Expiration Date for any tender or exchange offer by the Company that, in each case, would require an adjustment to the Conversion Rate pursuant to Section 10.05(a), (b), (c), (d) or (e) occurs prior to the Company’s delivery of such shares of Common Stock to the converting Holder;

(ii) the applicable Conversion Rate for such VWAP Trading Day will not reflect such adjustment; and

(iii) the shares of Common Stock that the Company shall deliver to the converting Holder with respect to such VWAP Trading Day are not entitled to participate in the relevant event (because the converting Holder is not treated as the record holder of such shares on the related record date, effective date, expiration date or otherwise), then the Company shall adjust the number of shares of Common Stock deliverable to such Holder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that, in our good faith, reasonable judgment, appropriately reflects the relevant distribution, transaction or event.

(h) Other Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Daily VWAP, Daily Settlement Amounts or Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to such amounts to account for any adjustment to the Conversion Rate that becomes effective, or any event that would require an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date of the event, as applicable, occurs, at any time during the period over which such Last Reported Sale Prices are to be calculated.

(i) Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of any Note, each share of Common Stock, if any, issued upon such conversion (x) shall be entitled to receive the number of rights, if any, associated with one share of Common Stock under such rights plan, and (y) shall, if issued in certificated form, bear such legends, if any, as may be required under such rights plan; provided, however, that if prior to the Conversion Date for such Note, the rights have separated from the Common Stock in accordance with the provisions of the applicable rights plan, the converting Holder shall not be entitled to receive such rights upon conversion, and at the time of such separation, the Conversion Rate shall be adjusted in accordance with Section 10.05(c) as if the Company made a distribution of Distributed Property to the holders of the Common Stock; provided, further, that such adjustment shall be subject to readjustment upon the expiration, termination or redemption of such separated rights in accordance with Section 10.05(c).

(j) Voluntary Increases. In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.05, and to the extent permitted by applicable law and any applicable stock exchange rules, from time to time, (i) the Company may increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interest of the Company and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or a similar event; provided, that the Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Section 10.05(j), that would result in a reduction of the Conversion Price to less than the par value per share of the Common Stock.

(k) No Other Adjustments. Except as expressly stated herein, the Conversion Rate shall not be subject to adjustment as a result of any issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(l) No Decreases in the Conversion Rate. Notwithstanding anything to the contrary in clauses (a) through (e) above, if the application of the formulas set forth therein would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made, other than as a result of a reverse share split or share combination or the reversal of an increase in the Conversion Rate in the manner provided in clauses (a) through (e) above.

(m) NASDAQ Listing Standards Limitation. Notwithstanding anything to the contrary herein or in the Notes, the Company shall not enter into any transaction, or take any other voluntary action, that would require an increase of the Conversion Rate resulting in the Notes becoming convertible into a number of shares of Common Stock in excess of any limitations imposed by the continued listing standards of The NASDAQ Global Select Market, without complying, if applicable, with the shareholder approval rules contained in such listing standards.

(n) Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Company shall as promptly as practicable file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 10.06 Effect of Reclassification, Consolidation, Merger or Sale.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of the Common Stock);

(ii) any consolidation, merger, combination or similar transaction involving the Company;

(iii) any sale, lease or other transfer to a third party of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole; or

(iv) any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Conversion Right Change Event” and any such stock, other securities or other property or assets (without giving effect to any arrangement pursuant to such Conversion Right Change Event not to issue fractional property), “Reference Property,” and the amount and kind of Reference Property that a holder of one share of the Common Stock would be entitled to receive on account of such Conversion Right Change Event, a “Reference Property Unit”), then, notwithstanding anything to the contrary herein or in the Notes, from and after the effective time of such Conversion Right Change Event, the consideration due upon conversion of any Notes will be determined in the same manner as if each reference to any number of shares of the Common Stock in this Article X were instead a reference to the same number of Reference Property Units. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Conversion Right Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the composition of the Reference Property Unit will be deemed to be (i) the weighted average, per share of the Common Stock, of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received, per share of the Common Stock, by the holders of the Common Stock. If the Holders of the Common Stock receive only cash in such transaction, then, for all conversions that occur after the effective date of such transaction, (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall, for the avoidance of doubt, be solely cash in an amount equal to the applicable Conversion Rate on the Conversion Date (as may be increased pursuant to Section 10.07), multiplied by the price paid per share of Common Stock in such Conversion Right Change Event and (y) the Company will satisfy its Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the composition of the Reference Property Unit as soon as practicable after such determination is made.

The Company or the successor or purchasing company of the Conversion Right Change Event, as the case may be, will, at or prior to the effective time of such Conversion Right Change Event, execute with the Trustee a supplemental indenture giving effect to the above. If the Reference Property Unit in respect of any such transaction includes shares of stock, securities or other property or assets of an entity other than the Company or the successor or purchasing company, as the case may be, in such Conversion Right Change Event, such other entity will also execute such supplemental indenture. The supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set forth in Section 10.05.

(b) If the Company executes a supplemental indenture pursuant to this Section 10.06, as promptly as practicable, the Company shall file with the Trustee an Officer’s Certificate briefly describing such Conversion Right Change Event, the composition of a Reference Property Unit for such Conversion Right Change Event, any adjustment to be made with respect thereto and that all conditions precedent to such Conversion Right Change Event under this Indenture have been complied with. Any failure to deliver such Officer’s Certificate shall not affect the legality or validity of such supplemental indenture. The Company shall also issue a press release containing such information and shall make such press release available on its website.

(c) The Company shall not become a party to any Conversion Right Change Event unless its terms are consistent with this Section 10.06.

(d) The provisions of this Section 10.06 shall apply successively to successive Conversion Right Change Events.

Section 10.07 Increase to Conversion Rate Upon Certain Transactions.

(a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, in the circumstances described in this Section 10.07, increase the Conversion Rate for such Note by the number of additional shares of Common Stock (the “Additional Shares”) determined under this Section 10.07. For the purposes of this Section 10.07, a conversion of Notes shall be deemed to be “in connection with” a Make-Whole Fundamental Change if the Conversion Date occurs during the period beginning on, and including, the date on which such Make-Whole Fundamental Change occurs or becomes effective (such date, the “Make-Whole Fundamental Change Effective Date”) and ending on, and including, the Business Day immediately preceding the earliest of (i) the 35th Scheduled Trading Day immediately following the Make-Whole Fundamental Change Effective Date, (ii) the related Fundamental Change Repurchase Date, if such Make-Whole Fundamental Change is also a Fundamental Change, and (iii) the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date. If a Make-Whole Fundamental Change occurs, regardless of whether Holders would have the right to require the Company to purchase their Notes as described in Article III, the Company will notify in writing the Holders as promptly as reasonable practicable, but in no event more than five Business Days after the occurrence of such Make-Whole Fundamental Change. The Company will notify in writing holders within one Business Day after the first public announcement by the Company or a third party of an event or transaction that the Company reasonably determines would, if consummated, constitute a Make-Whole Fundamental Change. Such notice will state the anticipated or actual or anticipated effective date of such Make-Whole Fundamental Change.

(b) The number of Additional Shares by which the Conversion Rate shall be increased for a Note converted in connection with a Make-Whole Fundamental Change shall be determined by reference to the table in clause (d) below, based on the relevant Make-Whole Fundamental Change Effective Date and the stock price paid (or deemed paid) in the Fundamental Change, as determined pursuant to clause (e) below (such stock price, the “Stock Price”).

(c) The Stock Prices set forth in the column headings of the table in clause (d) below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 10.05. The adjusted Stock Prices shall equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Conversion Rate in effect immediately after such adjustment. The number of Additional Shares set forth in the table in clause (d) below shall be adjusted at the same time and in the same manner as the Conversion Rate is adjusted pursuant to Section 10.05.

(d) The following table sets forth the Stock Prices and Make-Whole Fundamental Change Effective Dates and the number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price:

Make-Whole Fundamental Change Effective Date	Stock Price
	$62.66	$65.00	$67.50	$70.00	$75.00	$79.89	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00	$250.00	$300.00
September 10, 2014	3.4420	3.1376	2.8486	2.5916	2.1578	1.8178	1.3052	0.9681	0.5134	0.3095	0.2029	0.1437	0.0783	0.0428
October 1, 2015	3.4420	3.1811	2.8666	2.5881	2.1210	1.7578	1.2201	0.8762	0.4351	0.2523	0.1641	0.1169	0.0640	0.0349
October 1, 2016	3.4420	3.1992	2.8543	2.5497	2.0430	1.6542	1.0919	0.7469	0.3369	0.1865	0.1225	0.0879	0.0490	0.0268
October 1, 2017	3.4420	3.1536	2.7709	2.4347	1.8819	1.4660	0.8881	0.5580	0.2154	0.1157	0.0788	0.0583	0.0335	0.0183
October 1, 2018	3.4420	2.9626	2.5276	2.1487	1.5376	1.0976	0.5413	0.2775	0.0839	0.0516	0.0385	0.0296	0.0174	0.0094
October 1, 2019	3.4420	2.8675	2.2977	1.7686	0.8162	—	—	—	—	—	—	—	—	—

In the event that the exact Stock Price or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change is not set forth in the table above:

(i) if the Stock Price is between two prices listed in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates listed in the table, the applicable number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $300.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $62.66 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything to the contrary herein or in the Notes, in no event shall the Conversion Rate exceed 15.9590 shares per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate pursuant to Section 10.05 (the “Maximum Conversion Rate”).

Notwithstanding anything to the contrary herein or in the Notes, the Company will not enter into any transaction, or take any other voluntary action, that would require an increase of the Conversion Rate resulting in the Notes becoming convertible into a number of shares of Common Stock in excess of any limitations imposed by the continued listing standards of The NASDAQ Global Select Market, without complying, if applicable, with the shareholder approval rules contained in such listing standards.

(e) With respect to any Make-Whole Fundamental Change:

(i) that is described in clause (b) of the definition Fundamental Change and in which the holders of Common Stock receive only cash in consideration for their shares (a

“Cash Merger”), notwithstanding anything to the contrary in Section 10.03, the Company shall satisfy its Conversion Obligation with respect to each conversion of Notes whose Conversion Date occurs on or after the effective date of such Cash Merger by delivering to the converting Holder, on the third Business Day immediately following such Conversion Date, an amount of cash, per $1,000 principal amount of such Note converted, equal to the product of (A) the Conversion Rate in effect on such Conversion Date (as increased by any Additional Shares pursuant to this Section 10.07, if any) and (B) the Stock Price with respect to such Cash Merger, which shall be the cash amount paid per share to holders of Common Stock in such Cash Merger; or

(ii) that is not a Cash Merger, (A) the “Stock Price” with respect to such Make-Whole Fundamental Change shall equal the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the related Make-Whole Fundamental Change Effective Date, and (B) for the avoidance of doubt, the Company shall satisfy its Conversion Obligation with respect to any Note converted in connection with such Make-Whole Fundamental Change in accordance with Section 10.03, based on the Conversion Rate as increased by any Additional Shares pursuant to this Section 10.07.

Section 10.08 Disclaimer. None of the Trustee, Registrar, Paying Agent or Conversion Agent shall have any duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. None of the Trustee, Registrar, Paying Agent or Conversion Agent shall be responsible for determining whether any of a Fundamental Change, a Make-Whole Fundamental Change, a VWAP Market Disruption Event, a Trigger Event or a Conversion Right Change Event shall have occurred. None of the Trustee, the Registrar, the Paying Agent or Conversion Agent shall have any shall be accountable for and makes any representation as to the validity or value (of the kind or amount) of any shares of Common Stock, of any Reference Property or of any other securities, property or assets issued upon conversion of Notes. None of the Trustee, the Registrar, the Paying Agent or Conversion Agent shall be responsible for (i) any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion and (ii) the Company’s failure to comply with this Article X.

None of the Trustee, Registrar, Paying Agent or Conversion Agent shall be responsible for calculating the Trading Price, or determining whether any event contemplated by Section 10.01 has occurred which makes the Notes eligible for conversion, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, in making the same and shall be entitled to presume that no such event has occurred until the Company has delivered to the Trustee an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such agent immediately after the occurrence of any such event.

Without limiting the generality of the foregoing, none of the Trustee, Registrar, Paying Agent or Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.01(c)

relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable for Holders upon the conversion of their Notes after any Conversion Right Change Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Each Conversion Agent shall have the same protection under this Section 10.08 as the Trustee, the Registrar and the Paying Agent.

ARTICLE XI.

PAYMENT OF INTEREST

Section 11.01 Payment of Interest. The Company shall pay interest on the Notes at a rate of 1.25% per annum, payable semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day and no interest on such payment shall accrue in respect of any such delay, commencing (with respect to Notes issued pursuant to the Purchase Agreement) on April 1, 2015. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, the original issuance date of such Notes. Interest on a Note shall be paid to the Holder of record of such Note at the Close of Business on the March 15 or September 15, whether or not a Business Day (each, a “Record Date”), immediately preceding the April 1 and October 1 Interest Payment Date, respectively, and shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Section 11.02 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 11.02(a) or Section 11.02(b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including any interest on such Defaulted Interest) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest (including any interest on such Defaulted Interest) as provided in this Section 11.02(a). Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest (including any interest on such Defaulted Interest), which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor to be sent by first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest (including any interest on such Defaulted Interest) shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article XI and, to the extent applicable, Section 2.06 and Section 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE XII.

MEETINGS OF HOLDERS

Section 12.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article XII for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder or rescind any acceleration, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

(b) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article VII;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article IX; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 12.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 1.04, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Register. Such notice may also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than sixty days prior to the date fixed for the meeting.

Section 12.03 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

ARTICLE XIII.

MISCELLANEOUS

Section 13.01 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or by recognized overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company:

Huron Consulting Group Inc.

550 West Van Buren Street

Chicago, Illinois 60607

Fax: (312) 880-3250

Attn: General Counsel

if to the Trustee in any of its roles hereunder:

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, IL 60603

Fax: (312) 332-8009

Attn: Global Corporate Trust & Escrow Services

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing; provided, that any notice in respect of a Global Note shall be sufficient if given in accordance with the Applicable Procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, upon actual receipt by the addressee. Any notice required to be delivered hereunder by the Company to the Trustee shall be delivered in the manner set forth in this Section 13.01 and the Company shall promptly confirm actual receipt thereof by the Trustee.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the Applicable Procedures.

If the Company mails a notice or communication to the Holders, including any notice to Holders pursuant to Article X, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.

Section 13.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the date hereof.

Section 13.03 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 4.03 or Section 6.01(b)) provided for in this Indenture shall include:

(a) a statement that each individual making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or judgments contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable such individual to express an informed judgment as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such individual, such covenant or condition has been complied with.

Section 13.04 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.05 Governing Law; Waiver of Jury Trial. THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.06 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 13.07 Calculations.

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, Daily VWAPs, Daily Settlement Amounts, Daily Conversion Values, Stock Prices, Trading Prices, accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide to each of the Trustee and the Conversion Agent a schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the request of such Holder.

All calculations shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 13.08 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 13.09 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 13.10 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.11 Force Majeure. The Trustee, Registrar, Paying Agent, and Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.12 Submission to Jurisdiction. The Company (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 13.13 Legal Holidays. If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date occurs on a day that is not a Business Day, the payment required to be made on such day shall be postponed until the immediately following Business Day, and no interest on such payment shall accrue in respect of such delay.

Section 13.14 No Security Interest Created. Except as provided in Section 7.06, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.15 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16 USA PATRIOT Act. The parties hereto acknowledge that in order to help the U.S. government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each Person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to U.S. Bank National Association such information as it may request, from time to time, in order for U.S. Bank National Association to satisfy the requirements of the USA PATRIOT Act, including, but not limited to, the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account, and U.S. Bank National Association may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 13.17 Withholding. The Company or any other withholding agent is permitted to withhold, or backup withhold, from interest payments and payments upon conversion, redemption or maturity of the Notes, any amounts the Company or other withholding agent is required to withhold or backup withhold by law. If the Company or other withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner, the Company or other withholding agent may, at its option, set off any such payment against payments of cash and Common Stock payable on the Notes (or against any payments on the Common Stock).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first before written.

HURON CONSULTING GROUP INC.

By:	/s/ C. Mark Hussey
Name:	C. Mark Hussey
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda Garcia
Name:	Linda E. Garcia
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE THE FOLLOWING LEGEND FOR GLOBAL NOTES ONLY (THE “GLOBAL SECURITIES LEGEND”):]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE “RESALE RESTRICTION TERMINATION DATE” (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(a)	TO HURON CONSULTING GROUP INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(b)	PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(c)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST ISSUE DATE OF THE ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (c), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND

THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

HURON CONSULTING GROUP INC.

1.25% CONVERTIBLE SENIOR NOTE DUE 2019

No. [ ]	[Initially][1] $[ ]

CUSIP No. [    ]

ISIN No. [    ]

Huron Consulting Group Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [    ]3, or registered assigns, the principal sum of $[    ] [or such other amount as may be set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[    ]]5, on October 1, 2019. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

This Note shall bear interest on the unpaid principal amount at the rate of 1.25% per year. Interest shall accrue from, and including, [September 10, 2014]6, or from, and including, the most recent date to which interest had been paid or provided for. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on [April 1, 2015]7, to Holders of record at the Close of Business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable under the circumstances set forth in the Indenture, and any reference to interest on, or in respect of, any Note herein or therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture and any express mention of the payment of Additional Interest in any provision herein or therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Notes surrendered for conversion shall not be entitled to payment of principal or, except as specifically provided in the Indenture, interest.

Payments of the Fundamental Change Repurchase Price, cash due upon conversion, principal and interest that are not made when due shall accrue interest at the then-applicable interest rate from, and including, the required payment date, in each case, to the extent lawful.

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.
[6]	Include if initial notes.
[7]	Include if initial notes.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency within the continental United States, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern to the extent of such conflict.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

HURON CONSULTING GROUP INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:		Dated:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

HURON CONSULTING GROUP INC.

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.25% Convertible Senior Notes due 2019 (the “Notes”), initially issued in an aggregate principal amount of $[        ], issued under and pursuant to an Indenture dated as of September 10, 2014 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. However, in the case of certain Events of Default, the principal of, and interest on, all Notes will automatically become, due and payable without the need for any declaration or other act by the Trustee or the Holders.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay and deliver, if applicable, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof. At the office or agency of the

Company, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge, but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange. The Trustee (or, if applicable, such other entity appointed as Registrar in accordance with the terms of the Indenture) need not transfer or exchange any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased).

Upon the occurrence of a Fundamental Change, the Holder has the right, subject to the terms and conditions set forth in the Indenture, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination thereof, at the Company’s election, as specified in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A8

SCHEDULE OF EXCHANGES OF NOTES

HURON CONSULTING GROUP INC.

1.25% CONVERTIBLE SENIOR NOTES DUE 2019

The initial principal amount of this Global Note is         DOLLARS ($[        ]). The following increases or decreases in the principal amount of this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[8]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Huron Consulting Group Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, into cash, shares of Common Stock or a combination thereof, at the Company’s election, in accordance with the terms of the Indenture, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with the Indenture. Any amount required, pursuant to the Indenture, to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Huron Consulting Group Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Huron Consulting Group Inc. (the “Company”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Article III of the Indenture (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

ATTACHMENT 3

[FORM OF TRANSFER CERTIFICATE]

1.25% CONVERTIBLE SENIOR NOTES DUE 2019

TRANSFER CERTIFICATE

For value received              hereby sell(s), assign(s) and transfer(s) unto             (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, the undersigned confirms that such Note is being transferred:

☐ To Huron Consulting Group Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement that is effective under the Securities Act of 1933, as amended, at the time of such transfer; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

In connection with a transfer pursuant to the fourth clause above, by its execution below, the undersigned hereby acknowledges and agrees that, prior to effecting the transfer requested hereby, the Company or the Trustee may reasonably require additional certifications, legal opinions and other documents and information to confirm that such condition to transfer (as indicated in the preceding sentence) has been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT B

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE “RESALE RESTRICTION TERMINATION DATE” (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(a)	TO HURON CONSULTING GROUP INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(b)	PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(c)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST ISSUE DATE OF THE ORIGINAL ISSUANCE OF THE COMPANY’S 1.25% CONVERTIBLE SENIOR NOTES DUE 2019 OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (c), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1